Exhibit 99.1

Contact: Yvonne Gill
October 15, 2010	570-724-0247
yvonneg@cnbankpa.com

C&N ANNOUNCES THIRD QUARTER 2010 UNAUDITED FINANCIAL RESULTS

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the third quarter 2010 and for the nine months ended September 30, 2010.

In the third quarter 2010, net income available to common shareholders was $4,135,000, or $0.34 per share – basic and diluted.  Third quarter earnings per share was reduced by $607,000, or $0.05 per share, for accelerated discount accretion related to C&N’s repayment of the preferred stock that had been sold to the U.S. Treasury Department under the TARP Capital Purchase Program.  Net income available to common shareholders was $4,497,000, or $0.37 per share - basic and diluted in the second quarter 2010 and the net loss was $28,194,000, or $3.17 per share in the third quarter 2009.  Pre-tax realized gains from available-for-sale securities totaled $388,000 in the third quarter 2010 and $319,000 in the second quarter 2010, while third quarter 2009 results were significantly impacted by pre-tax realized losses from securities totaling $47,848,000.

For the nine months ended September 30, 2010, net income available to common shareholders was $12,697,000, or $1.05 per share – basic and diluted.  For the first nine months of 2009, C&N’s net loss of $45,005,000, or $5.01 per share, included the effects of pre-tax realized losses from securities totaling $83,522,000.

Core Earnings is an earnings performance measurement which C&N’s management has defined to exclude the effects of other-than-temporary impairment (OTTI) losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized.  Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles (GAAP), meaning that it is a non-GAAP measure.  Management believes Core Earnings information is meaningful for evaluating C&N’s operating performance, because it excludes some of the impact of market volatility as it relates to investments in securities.  This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The table below provides a reconciliation of Core Earnings to net income (loss), the most directly comparable GAAP financial measure:

RECONCILIATION OF NON-GAAP MEASURE (UNAUDITED)
(In thousands, except per-share data)

	3rd	2nd	3rd	9 Months Ended
	Quarter	Quarter	Quarter	Sept. 30,	Sept. 30,
	2010	2010	2009	2010	2009
Net income (loss) available to common shareholders	$4,135	$4,497	($28,567)	$12,697	($45,005)
Other-than-temporary impairment losses on available-for-sale securities	0	(2)	(47,947)	(433)	(84,407)
Realized gains on assets previously written down	334	51	70	669	361
Other-than-temporary impairment losses on available-for-sale securities, net of related gains	334	49	(47,877)	236	(84,046)
Income taxes (1)	(114)	208	15,392	144	27,690
Other-than-temporary impairment losses, net	220	257	(32,485)	380	(56,356)
Core earnings available to common shareholders	$3,915	$4,240	$3,918	$12,317	$11,351

Net income (loss) per share – diluted	$0.34	$0.37	($3.17)	$1.05	($5.01)
Core earnings per share – diluted	$0.32	$0.35	$0.43	$1.02	$1.26
Weighted average shares outstanding – diluted	12,136,516	12,125,072	9,005,850	12,125,142	8,978,665
Weighted average shares outstanding - diluted - used in core earnings per share calculations	12,136,516	12,125,072	9,023,370	12,125,142	8,993,014

(1) Income tax has been allocated to the non-core gains and losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes.  A valuation allowance of $886,000 was recorded in the third quarter 2009, was reduced to $373,000 in the fourth quarter 2009 and was further reduced to $148,000 in the second quarter 2010. There was no change to the valuation allowance in the third quarter 2010.

Core earnings per share -diluted was $0.32 in the third quarter 2010, down $0.03 from the immediately previous quarter and $0.11 from the third quarter 2009, and reflecting the effects of the $0.05 charge resulting from the preferred stock repayment (described above).  For the first nine months of 2010, core earnings per share – diluted was $1.02, as compared to $1.26 for the first nine months of 2009.  Core earnings per share in 2010 have been impacted by a higher number of weighted average common shares outstanding than in 2009, resulting from the issuance of shares of common stock in a public offering in December 2009 that raised capital of $21.4 million, net of offering costs. Some of the more significant fluctuations in the components of core earnings are as follows:

•
Net interest income was $10,856,000 in the third quarter 2010, up $506,000 from the second quarter 2010 and $64,000 over the third quarter 2009.  Year-to-date, net interest income totaled $31,679,000 in 2010, down 3.8% from the first nine months of 2009.  The improvement in the most recent quarter reflected a reduced cost of funds, an increase in average loans, with a reduced average amount of funds held in overnight investments.

•
Noninterest revenue was $3,449,000 in the third quarter 2010, up $439,000 from the immediate prior quarter and $167,000 over the third quarter 2009.  Third quarter 2010 revenue included an increase in revenue from mortgages originated and sold in the secondary market totaling $131,000 (as compared to the second quarter), as well as gains from sales of other real estate.  For the nine months ended September 30, 2010, noninterest revenue was $978,000, or 10.7%, higher than the first nine months of 2009.  In the first quarter 2010, C&N realized a pre-tax gain of $448,000 from the exchange of property at one of the banking locations.  Also in 2010, revenue from sales of mortgages and from debit card-related interchange fees have increased substantially.

•
The provision for loan losses was $189,000 in the third quarter 2010, for a total of $472,000 for the first nine months of 2010.  In 2009, the provision for loan losses was $634,000 in the third quarter and $554,000 for the first nine months.

•
Noninterest expense totaled $7,969,000 in the third quarter 2010, up $340,000 from the second quarter, mainly as a result of higher costs related to loan collection activities and an increase of $155,000 in total salaries and wages.  Noninterest expense was $308,000 lower in the third quarter 2010 as compared to the third quarter 2009, and noninterest expense for the nine months ended September 30, 2010 was $2,581,000 or 9.9% lower than the total for the first nine months of 2009.  Year-to-date, total salaries and benefit expenses are $697,000, or 5.3%, lower in 2010 than in the first nine months of 2009.  In 2010, furniture and equipment expenses have been reduced because much of the computer hardware and software for the core banking system became fully depreciated in late 2009, and FDIC assessments have been lower in 2010 than in 2009.

•
The provision for income taxes totaled $1,671,000, or 25.6% of pre-tax income in the third quarter 2010, up from $1,281,000 or 20.8% of pre-tax income in the second quarter.  The provision for income tax in the second quarter included a benefit (reduction in expense) of $225,000 resulting from a reduction in a valuation reserve.  For the nine months ended September 30, 2010, the tax provision was $4,389,000, or 23.6% of pre-tax income.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,308,000 at September 30, 2010, down from $1,338,657,000 at June 30, 2010 and up 1.9% from $1,283,378,000 at September 30, 2009.
•	Net loans outstanding were $718,087,000 at September 30, 2010, up from $715,363,000 at June 30, 2010 and down 0.3% from September 30, 2009.
•	Total deposits and repo sweep accounts of $1,001,918,000 at September 30, 2010 were up 0.5% from June 30, 2010 and 7.6% from September 30, 2009.

•
Total shareholders’ equity was $141,082,000 at September 30, 2010, down from $161,495,000 at June 30, 2010 as a result of the preferred stock repayment.  Tangible common equity as a percentage of tangible assets was 9.94% at September 30, 2010.

•
Assets under management by C&N’s Trust and Financial Management Group amounted to $591,267,000 at September 30, 2010, up from $558,344,000 at June 30, 2010 and down 0.3% from one year earlier.  Fluctuations in the value of assets under management have resulted mainly from volatility in U.S. and international stock market values.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.